Exhibit 21
List of Significant Subsidiaries

Name of Subsidiary	State (Jurisdiction) or Incorporation or Organization
Batterymarch Financial Management, Inc.	Maryland
Brandywine Global Investment Management, LLC	Delaware
ClearBridge Investments	Delaware
ClearBridge Asset Management Inc.	Delaware
Global Currents Investment Management, LLC	Delaware
Legg Mason & Co., LLC	Maryland
Legg Mason Capital Management, Inc.	Maryland
Legg Mason International Holdings, LLC	Delaware
Legg Mason Investment Counsel & Trust Company, National Association	USA
Legg Mason Investment Counsel, LLC (1)	Maryland
Legg Mason Investor Services, LLC	Delaware
Legg Mason Partners Fund Advisor, LLC	Delaware
Legg Mason Private Portfolio Group, LLC	Delaware
LMM LLC	Delaware
PCM Holdings I, Inc.	Delaware
PCM Holdings II, LLC	Delaware
Private Capital Management, L.P. (6)	New York
Carnes Capital Corporation (2)	New York
Royce & Associates, LLC	Delaware
Royce Fund Services, Inc. (7)	New York
Royce Management Company, LLC (7)	New York
Smith Barney Fund Management LLC	Delaware
Western Asset Management Company	California
3040692 Nova Scotia Company	Canada
Legg Mason Canada Holdings Ltd. (3)	Canada
Legg Mason Canada Inc. (8)	Canada
Legg Mason Investments (Luxembourg) S.A. (4)	Luxembourg
Legg Mason Funding Limited	Cayman Islands
Legg Mason Global Holdings Limited	Cayman Islands
Permal Group Ltd (13)	England and Wales
LM International Holding LP (5)	Cayman Islands
Legg Mason International Equities Limited (9)	England and Wales
Legg Mason Asset Management Hong Kong Limited (9)	Hong Kong
Legg Mason International Equities (Hong Kong) Limited (9)	Hong Kong
Legg Mason International Equities (Singapore) Pte Ltd. (9)	Singapore
Western Asset Management Company Pte Ltd. (9)	Singapore
Western Asset Management (UK) Holdings Limited (9)	England and Wales
Western Asset Management Company Limited (11)	England and Wales
LM Holdings Limited (9)	England and Wales
Legg Mason (UK) Holdings Plc (10)	England and Wales
Legg Mason Investments Holdings Limited (12)	England and Wales
Brandywine Global Investment Management Europe (9) Legg Mason Investment Funds Limited (9)	England and Wales England and Wales

Legg Mason Investments (Europe) Limited (9)	England and Wales
Legg Mason Holdings 2 Limited (9)	England and Wales
Legg Mason & Co (UK) Limited (9)	England and Wales
Legg Mason (Chile) Inversiones Holdings Limitada (9)	Chile
Legg Mason Asset Management Australia Limited (9)	Australia
Western Asset Holdings (Australia) Pty Limited (9)	Australia

(1)	Subsidiary of Legg Mason Investment Counsel & Trust Company, National Association

(2)	Subsidiary of PCM Holdings I, Inc.

(3)	Subsidiary of 3040692 Nova Scotia Company

(4)	Subsidiary of Legg Mason, Inc. and Legg Mason International Holdings, LLC

(5)	Subsidiary of Legg Mason International Holdings, LLC and Legg Mason Global Holdings Limited, Legg Mason Funding Limited

(6)	Subsidiary of PCM Holdings I, Inc. and PCM Holdings II, LLC

(7)	Subsidiary of Royce & Associates, LLC

(8)	Subsidiary of Legg Mason Canada Holdings Ltd.

(9)	Subsidiary of LM International Holding LP

(10)	Subsidiary of LM Holdings Limited

(11)	Subsidiary of Western Asset Management (UK) Holdings Limited

(12)	Subsidiary of Legg Mason (UK) Holdings Plc

(13)	Subsidiary of Legg Mason Global Holdings Limited